EXHIBIT 10.1

Date of Offering Materials: March 11, 2016
CLEAR ONE, INC.
OFFER TO REPURCHASE ELIGIBLE OPTIONS

ClearOne, Inc. and its subsidiaries (collectively, “ClearOne” or the “Company”) is offering you the right (the “Offer”) to have the Company repurchase your options to purchase shares of common stock of the Company under the 1998 Stock Option Plan (the “1998 Plan”) and the 2007 Equity Incentive Plan as Amended and Restated Effective December 12, 2014, in exchange for a cash payment equal to the value of the options, calculated as set forth below.
The Offer is subject to all the terms and conditions set forth in this Offer to Repurchase Eligible Options as well as the accompanying Introductory Letter and Letter of Transmittal, which may be referred to collectively in these materials as this “Offer to Repurchase” or the “offering materials.” The Offer expires at 5:00 P.M. Mountain Time on March 17, 2016 (“Offer Expiry Date”).
All options that became vested as per the terms of the applicable option plans on or before Offer Expiry Date are eligible for repurchase. We call these options that are eligible as “Eligible Options”. You can find the number of eligible options listed on the Letter of Transmittal that is attached to this letter as Exhibit A as well as in the Optionee Statement attached with this Offer. You must continue to be an employee on Offer Expiry Date to be eligible for this Offer.
You can choose to deliver all eligible options or only a portion of eligible options for repurchase. The number of eligible options you agree to deliver for repurchase are referred to in these documents as “delivered options”. In the attached Letter of Transmittal you can make your choice clear as to whether you want to deliver all eligible options or only a portion of it for repurchase. Please follow the instructions in the Letter of Transmittal carefully.
The Company will repurchase delivered options at a repurchase price equal to the difference between the closing market price on the date of your communication of accepting this Offer and the exercise price of your delivered options. You can refer to the following example to understand how repurchase value of delivered options is calculated:

EXAMPLE FOR CALCULATING REPURCHASE VALUE
No. of eligible options (Refer to Optionee Statement)		800
No. of options that you have chosen to deliver for repurchase (delivered options)	(A)	500
Exercise price for each delivered option	(B)	$3.65
Date when you sent the acceptance of this offer to ClearOne		03/11/2015
Closing Market price on 03/11/2015	(C)	$12.00
Repurchase value per option (C) - (B)	(D)	$8.35
Repurchase value of delivered options(D) x (A)		$4,175

The repurchase value of delivered options will be subject to reduction for applicable withholding taxes and charges.
If you wish to deliver your eligible options for repurchase, you must complete and sign the Letter of Transmittal in accordance with terms set forth in the offering materials and deliver it to the Company by email to narsi@clearone.com or by mail to Attn: Narsi Narayanan, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116. Your Letter of Transmittal must be received by the Company by 5:00 P.M., Mountain time, on March 17, 2016.
All questions about this Offer to Repurchase or requests for assistance or for additional copies of any offering materials should be made by email to narsi@clearone.com by telephone at (801) 975-7200.
Although the Compensation Committee of the Company’s Board of Directors has authorized this Offer to Repurchase, neither the Company, the Board of Directors nor the Compensation Committee of the Board of Directors makes any recommendation as to whether or not you should deliver your eligible options for repurchase. The Company also has not authorized any person to make any recommendation on its behalf as to whether you should accept the Offer. You must make your own decision whether to deliver your eligible options for repurchase. In doing so, you should rely only on the information contained in the offering materials or any other authorized communications from the Company made to you, as no other representations or information has been authorized by the Company. You may also wish to consult with your own advisors, including tax, financial or legal advisors, before making any decisions regarding the Offer.
On March 10, 2016, the closing price of our common stock as reported on the Nasdaq Capital Market was $11.82 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to cancel your eligible options.
We also recommend that, in addition to this document, the Letter of Transmittal, Optionee Statement and any authorized communications from us, you review the materials that we have filed with the U.S. Securities and Exchange Commission before making a decision on whether to elect to deliver your eligible options for repurchase, including our annual report on Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015, and September 30, 2015, and any subsequently filed annual and quarterly reports, and the definitive proxy statement for our 2015 Annual Meeting of Stockholders.

Frequently asked questions (FAQ)
The following summary is designed to answer some of the questions you may have about the Offer.
How the Option Repurchase Works

1.	What is the Offer?
ClearOne granted you stock options, that gave you a right to buy ClearOne stock when those options vested according to the terms of grant. These options have value when ClearOne stock trades above the price at which you can exercise your options to buy ClearOne stock.
ClearOne is now offering you a chance to deliver these options for repurchase by ClearOne. ClearOne is offering to repurchase these options from you at a repurchase price explained in these documents and in this FAQ.

2.	Do I have a choice to participate in this Offer?
Yes. Participation in the Offer is voluntary. Whether to participate in the Offer is your decision, and you are free to reject the Offer if you so choose.

3.	How do I benefit by delivering the Options for repurchase pursuant to this Offer?
If you choose to exercise ClearOne options in the normal course and sell the shares in the open market through a broker, you have to complete required paperwork related to exercise and resale of shares. You also face the uncertainty of not knowing the price at which broker may be able to sell ClearOne stock when you exercise options and instruct the broker to sell the shares.
This Offer eliminates paperwork and uncertainty related to the price at which broker may be able to sell ClearOne stock.

4.	How many options am I eligible to deliver pursuant to this Offer?
You can find the number of eligible options listed on the Letter of Transmittal as well as Optionee Statement attached with this Offer. You are eligible to deliver all eligible options or only a portion of the eligible options for repurchase.

5.	How much will I receive for my delivered options?
The Company will repurchase delivered options at a repurchase price equal to the difference between the closing market price on the date of your communication of accepting this Offer and the exercise price of your delivered options. You can refer to the following example to understand how repurchase value is calculated:

EXAMPLE FOR CALCULATING REPURCHASE VALUE
No. of eligible options (Refer to Optionee Statement)		800
No. of options that you have chosen to deliver for repurchase (delivered options)	(A)	500
Exercise price for each delivered option	(B)	$3.65
Date when you sent the acceptance of this offer to ClearOne		03/11/2015
Closing Market price on 03/11/2015	(C)	$12.00
Repurchase value per option (C) - (B)	(D)	$8.35
Repurchase value of delivered options(D) x (A)		$4,175
Repurchase value net of any tax withholding will be paid.
The Company’s determination is final as to the amount of cash payment you will get for delivered options.

6.	When will I receive my cash payment for delivered options?
You will be entitled to a prompt single lump sum cash payment as soon as practicable but no later than 10 days following the Offer Expiry Date. No interest will accrue and no interest will be paid on any portion of the payment, regardless of when paid.

7.	Can I forfeit any portion of my cash payment for delivered options after receiving it?
No. If you have elected to deliver your eligible options in connection with the Offer, you may not forfeit your associated cash payment.

8.	Why is the Company conducting the Offer?
The principal reason the Company originally granted the eligible options was to provide an incentive to valued employees, directors and officers to remain with the Company, to help us create shareholder value and to share in the shareholder value that they create. Although our stock price has increased over the last few years, we wanted to provide you with the opportunity to obtain the more certain benefit associated with this Offer, in lieu of the less certain, but potentially more valuable benefit you could receive if you elect to retain your stock options.
Additionally, the options repurchased by the Company will prevent additional dilution to shareholders caused by exercise of these options.

9.	Will my decision to participate in the Offer have an impact on my ability to receive options or other equity grants in the future?
No. Your election to participate or not participate in the Offer will not have any effect on our making future grants of options or any other equity awards to you or anyone else. Your participation in the Offer will not entitle you to any additional equity grant in the future and any additional equity grants to you will depend on factors generally unrelated to past option awards.

10.	How should I decide whether or not to participate in the Offer?
Participating in this repurchase program involves a number of risks, including the risk that the price of our common stock could increase in the future. If the price of our common stock rises above the exercise price of your option, your delivered options might be worth more than the cash payment you receive in exchange for delivering them.
Although the Compensation Committee of the Company’s Board of Directors has approved this Offer to Repurchase, neither the Company, the Board of Directors nor the Compensation Committee makes any recommendation as to whether or not you should deliver your eligible options. The Company also has not authorized any person to make any recommendation on its behalf as to whether you should accept the Offer. You must make your own decision whether to deliver your eligible options for repurchase. We cannot guarantee that you would not ultimately receive greater value from your eligible options. You should carefully evaluate all the information contained in the offering materials and consult with your own advisors, including tax, financial or legal advisors, before making any decisions regarding the Offer.

11.	If I choose to participate, what will happen to my options that will be delivered for repurchase?
Effective as of 5:00 P.M., Mountain Time, on the Offer Expiry Date, we will cancel all of your delivered options that you delivered for repurchase and are accepted by the Company as eligible for repurchase. You will no longer have any rights or obligations with respect to those options.
How to Elect to Deliver Your Eligible Options for Repurchase

12.	What do I need to do to participate in the Offer?
To participate, you must complete and sign the Letter of Transmittal and deliver it to the Company by email to narsi@clearone.com or by mail to Attn: Narsi Narayanan, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116. We must receive your Letter of Transmittal by 5:00 P.M., Mountain Time, on March 17, 2016.
If you want to email the documents, make sure that you print the Letter of Transmittal, sign it physically and email the scanned document.

13.	What will happen if I do not turn in an executed Letter of Transmittal by the deadline?
If you do not return your executed Letter of Transmittal by the deadline, you will not be able to participate in the option repurchase, and all eligible options you currently hold will remain unchanged with their original exercise price and original terms.

14.	What if I don’t want to accept the Offer?
You don’t have to accept the Offer. The Offer is completely voluntary, and there are no penalties for electing not to participate. If you do not elect to participate, your outstanding options will remain outstanding under the terms and conditions under which they were granted. To elect not to participate, you do not need to do anything or otherwise contact the Company. If you decide not to participate in the Offer, you do not need to submit a Letter of Transmittal.
U.S. Federal Income Tax Considerations

15.	What are the U.S. federal income and withholding tax consequences of accepting the Offer for payment of the cash payment?

The repurchase value paid to all employees will be treated as regular cash compensation. As such, ClearOne will treat this as ordinary income in the year in which your cash payment is paid to you and will report this in the Form W-2 reported to the Internal Revenue Service for the year in which the payment is made. At the time your cash payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and will send those amounts to the appropriate tax or other authorities.

16.	Are there any other tax consequences to which I may be subject?
Depending on where you live, there may be additional state or local tax imposed on the repurchase of your options. We recommend that you consult with a tax advisor prior to participating in the Offer to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.
How to Obtain More Information

17.	What should I do if I have additional questions about this Offer to Repurchase?
If you have any other questions about this Offer to Repurchase, you may direct them to Narsi Narayanan at (801) 975-7200 or by email at narsi@clearone.com.

EXHIBIT A
LETTER OF TRANSMITTAL
To ClearOne, Inc. (the “Company”):
I am currently an employee of the Company and am the holder of eligible options, as defined. I have received from the Company the offering materials provided herewith describing the offer to deliver for repurchase certain stock options for the right to receive in exchange a cash payment (the “offering materials”). I have reviewed the list of my eligible options that the Company has set forth herein as well as in the Optionee Statement attached to this Letter of Transmittal and make my election herein below:
Elect only one of the three choices below and put your initials against the choice.

Choice A	I have accepted to deliver all my eligible options totaling_______options for repurchase by the Company.
Initial
Choice B
I have accepted to deliver only _______ options for repurchase by the Company. I authorize ClearOne to choose from eligible options, those options that will maximize the cash payment to me. I understand that ClearOne will choose those options that have the least exercise price.

Initial
Choice C
I have accepted to deliver only _______ options for repurchase by the Company. I have selected the options to be delivered by marking the options in the attached Optionee Statement. I have also initialed the Optionee Statement.

Initial

I understand that, by participating in the repurchase offer, I agree to sell these delivered options.
In return for delivering these options, I understand that the Company will grant me a cash payment in the amount equal to the difference between closing market price on the date of my communication of accepting this Offer and the exercise price of the delivered options. I also understand that cash payment will be reduced for any applicable tax withholding.
For purposes of participating in the repurchase offer, I hereby give up my entire ownership interest in all of my delivered options, and understand that those options will become null and void as of the date of my acceptance of the offer.
I hereby elect to participate in the repurchase offer dated March 11, 2016 with respect to all of my eligible options.

By: ___________________________________
Name:
Date: _________________________________

OPTIONEE STATEMENT

Name
Address
City, State, Zip

Date of grant	Expiry Date	Grant ID	Plan	Eligible Options	Exercise Price for Eligible Options	Repurchase Value of Eligible Options if Stock Price is $12.00 (before taxes)

CLEARONE INC. LETTERHEAD

March 11, 2016
RE: Offer to Repurchase Eligible Options for Cash
Dear ___________:
ClearOne, Inc. (the “Company”) is happy to offer you the opportunity to have the Company repurchase your options to purchase shares of common stock of the Company under the 1998 Stock Option Plan (the “1998 Plan”) and the 2007 Equity Incentive Plan as Amended and Restated Effective December 12, 2014.

You will be eligible to exercise any options that have already vested or will become vested before March 17, 2016 (“eligible options”). You can find the number of eligible options listed on the Letter of Transmittal that is attached to this letter as Exhibit A as well as in the Optionee Statement attached with this “Offer to Repurchase Eligible Options.” You can choose to deliver all eligible options or only a portion of eligible option for repurchase. The number of eligible options you agree to deliver are referred in these documents as “delivered options”. This repurchase offer allows you to sell your delivered options for a cash payment equal to the difference between closing market price on the date of your communication of accepting this Offer to ClearOne and the exercise price of your delivered options. The repurchase value, less any applicable tax withholding, will be paid as soon as practicable following your acceptance of this offer.

The accompanying documents describe this Offer to Repurchase Eligible Options in detail, including possible benefits and risks. Please take the time to review the documents and instructions enclosed with this letter and consider your decision carefully.

We are conducting this offer to provide you with an alternative means of realizing value from your eligible options. We make no recommendations as to whether you should accept this offer, and we recommend that you consult with your own advisors regarding your decision.

If you choose to accept this offer, you must complete and return to us the Letter of Transmittal that is attached to this letter as Exhibit A, in accordance with the instructions contained in the accompanying offering materials no later than 5:00 P.M., Mountain Time, on March 17, 2016.

All questions about this offer should be emailed to narsi@clearone.com.

Sincerely,

/s/Narsi Narayanan
Narsi Narayanan
Senior Vice President of Finance